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EXHIBIT 23.4

         [RYDER SCOTT COMPANY LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        Ryder Scott Company, LP hereby consents to the use of its name in the Registration Statement on Form S-4 of Pogo Producing Company and to the incorporation by reference therein of its report regarding estimates of reserves and future net revenues from the production and sale of those reserves contained in Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                      /s/ RYDER SCOTT COMPANY, L.P.
                      RYDER SCOTT COMPANY, L.P.

Houston, Texas
June 23, 2005

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS